                                         Exhibit 99.2 - Joint Filers' Signatures

Designated Filer: BCP IV GrafTech Holdings LP
Issuer & Ticker Symbol: GrafTech International Ltd. (GTI)
Date of Event Requiring Statement: August 14, 2015

              BCP IV GRAFTECH HOLDINGS LP
              By: BPE IV (Non-Cdn) GP LP, its general partner
                     By: Brookfield Capital Partners Ltd., its general partner

                        /s/ David Nowak
                     ----------------------------------
                     By: David Nowak, Managing Partner

                        /s/ J. Peter Gordon
                     --------------------------------------
                     By: J. Peter Gordon, Managing Partner

                     Date: August 18, 2015

              ATHENA ACQUISITION SUBSIDIARY INC.

                        /s/ David Neiman
                     ----------------------------------------
                     By: David Neiman, Senior Vice President

                     Date: August 18, 2015